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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1998, with respect to the financial statements of Timber Lodge Steakhouse, Inc. included in the Joint Proxy Statement/Prospectus of GB Foods Corporation, that is made a part of the Registration Statement (Form S-4) of GB Foods Corporation.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Minneapolis, Minnesota
July 9, 1998